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CUSIP NO. 61744R103                                    PAGE 7 OF 9 PAGES

                         EXHIBIT 1 TO SCHEDULE 13G

                              January 9, 1996


     MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

          MORGAN STANLEY GROUP INC.

BY:       /s/ Edward J. Johnsen
          ---------------------------------------------------------------
          Edward J. Johnsen /
          Vice President Morgan Stanley & Co. Incorporated

          MORGAN STANLEY & CO. INCORPORATED

BY:       /s/ Edward J. Johnsen
          ---------------------------------------------------------------
          Edward J. Johnsen /
          Vice President Morgan Stanley & Co. Incorporated